EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------


                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                                -----------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


                  New York                              13-5160382
     (Jurisdiction of incorporation                  (I.R.S. Employer
      if not a U.S. national bank)                   Identification No.)

    48 Wall Street, New York, New York                    10286
  (Address of principal executive offices)              (Zip code)

                                -----------------

                         ATLANTIC CITY ELECTRIC COMPANY
               (Exact name of obligor as specified in its charter)


                 New Jersey                             21-0398280
       (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)                 Identification No.)

          6801 Black Horse Pike
   Egg Harbor Township, New Jersey                       08234-4130
(Address of principal executive offices)                  (Zip code)

                                -----------------

            Atlantic City Electric Company [ ]% Junior Subordinated
                        Deferrable Interest Debentures*
                       (Title of the indenture securities)

- ----------
     *Specific title to be determined in connection with sale of [ ]% Junior Subordinated Deferrable Interest Debentures.

Item 1. General Information.*

          Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the          2 Rector Street, New York, N.Y. 10006
  State of New York                       and Albany, N.Y. 12203
Federal Reserve Bank of New York        33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation   550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association     New York, N.Y.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None. (See Note on page 2.)

Item 16. List of Exhibits.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

          1.  -     A copy of the Organization Certificate of The Bank of New
                    York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration
                    Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to
                    Form T-1 filed with Registration Statement No. 33-29637.)

          4.  -     A copy of the existing By-laws of the Trustee. (Exhibit 4
                    to Form T-1 filed with Registration Statement No. 33-31019.)

          6.  -     The consent of the Trustee required by Section 321(b) of
                    the Act. (Exhibit 6 to Form T-1 filed with Registration
                    Statement No. 33-44051.)

          7.  -     A copy of the latest report of condition of the Trustee
                    published pursuant to law or to the requirements of its supervising or examining authority.

- --------
     *Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                      NOTE

          Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                    SIGNATURE

          Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 17th day of September, 1996.


                                        THE BANK OF NEW YORK


                                        By:/s/ LUCILLE FIRRINCIELI
                                           ------------------------
                                           Lucille Firrincieli
                                           Assistant Vice President

                                                                     EXHIBIT 7
                                                                   (Page 1 of 3)

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                     of 48 Wall Street, New York, N.Y. 10286

     And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                             in Thousands
- ------                                                             ------------

Cash and balances due from
  depository institutions:
  Noninterest-bearing balances
    and currency and coin......................................... $ 3,650,068
  Interest-bearing balances.......................................     738,260
Securities:
  Held-to-maturity securities.....................................     784,969
  Available-for-sale securities...................................   2,033,407
Federal funds sold and securities
  purchased under agreements to resell in
  domestic offices of the bank:
  Federal funds sold..............................................   3,699,232
  Securities purchased under agreements
    to resell......................................................     20,000
Loans and lease financing receivables:
  Loans and leases, net of unearned
    income...........................................  28,109,045
  LESS:  Allowance for loan and
    lease losses.....................................     586,658
  LESS: Allocated transfer risk
    reserve..........................................         429
  Loans and leases, net of unearned
    income, allowance, and reserve................................  27,521,958
Assets held in trading accounts...................................     678,844
Premises and fixed assets (including
  capitalized leases).............................................     608,217
Other real estate owned...........................................      50,599
Investments in unconsolidated subsidiaries
  and associated companies........................................     235,670
Customers' liability to this bank on
  acceptances outstanding.........................................     904,948
Intangible assets.................................................     450,230
Other assets......................................................   1,299,464
                                                                   -----------
Total assets...................................................... $42,675,866
                                                                   ===========

                                                                     EXHIBIT 7
                                                                   (Page 2 of 3)

LIABILITIES
- -----------

Deposits:
  In domestic offices............................................. $19,223,050
  Noninterest-bearing................................   7,675,758
  Interest-bearing...................................  11,547,292
  In foreign offices, Edge and
    Agreement subsidiaries, and IBFs..............................  11,527,685
  Noninterest-bearing................................      48,502
  Interest-bearing...................................  11,479,183
Federal funds purchased and securities
  sold under agreements to repurchase
  in domestic offices of the bank and
  of its Edge and Agreement subsidiaries,
    and in IBFs:
  Federal funds purchased.........................................   1,498,351
  Securities sold under agreements
    to repurchase.................................................     126,974
Demand notes issued to the U.S.
  Treasury........................................................     231,865
Trading liabilities...............................................     479,390
Other borrowed money:
  With original maturity of one year or less......................   2,521,578
  With original maturity of more than
    one year .....................................................      20,780
Bank's liability on acceptances
    executed and outstanding......................................     905,850
Subordinated notes and debentures.................................   1,020,400
Other liabilities................................................    1,543,657
                                                                    ----------
Total liabilities.................................................  39,099,580
                                                                    ----------

EQUITY CAPITAL
- --------------

Common stock......................................................     942,284
Surplus...........................................................     525,666
Undivided profits and capital
  reserves........................................................   2,124,231
Net unrealized holding gains (losses)
  on available-for-sale securities................................     (8,063)
Cumulative foreign currency
  translation adjustments........................................      (7,832)
                                                                   -----------
Total equity capital..............................................   3,576,286
                                                                   -----------
Total liabilities and equity capital.............................  $42,675,866
                                                                   ===========

                                                                     EXHIBIT 7
                                                                   (Page 3 of 3)

     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

   J. Carter Bacot  )
   Alan R. Griffith )                    Directors
   Thomas A. Renyi  )